Exhibit 99.1

Global Net Lease Successfully Closes Third and Final Phase of Multi-Tenant Portfolio Sale

− Sale of 12 Properties Generates Approximately $313 Million in Gross Proceeds

− Portfolio Sale Completed; Accelerates Deleveraging Plan and Transforms GNL to Single-Tenant Net Lease REIT

NEW YORK – June 23, 2025 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced that it has completed the final phase of its multi-tenant portfolio sale to RCG Ventures, LLC on June 18, 2025, including 12 encumbered properties. This third phase generated approximately $313 million in gross proceeds1, bringing total gross proceeds from the portfolio sale to $1.8 billion2. GNL plans on using the incremental net proceeds from the third phase of the multi-tenant portfolio sale to further reduce leverage by paying down the outstanding balance on GNL’s Revolving Credit Facility.

The multi-tenant portfolio sale simplifies GNL’s portfolio and sharpens its strategic focus by becoming a pure-play net lease owner and operator. This transition is expected to generate approximately $6.5 million in recurring annual G&A savings, along with additional cash savings from a substantial reduction in annual capital expenditures. GNL also believes the multi-tenant portfolio sale will create significant efficiencies in its operations by eliminating the complexities associated with managing multi-tenant retail properties.

“The completion of our multi-tenant portfolio sale marks the final step in our evolution into a pure-play single-tenant net lease company with streamlined operations and improved portfolio quality,” said Michael Weil, CEO of GNL. “Divesting these multi-tenant assets has strengthened our balance sheet by accelerating our deleveraging efforts and improving liquidity. We remain focused on achieving an investment-grade credit rating, which we believe will lower our cost of capital and increase our financial stability. We are confident that this strengthened foundation will support continued growth and value creation for our shareholders.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020

Footnotes:

1 Includes a $210 million mortgage that is being assumed by RCG Ventures, LLC.

2 Includes $256 million and $210 million mortgages being assumed by RCG Ventures, LLC.